EXHIBIT 10.1

MEMORANDUM OF UNDERSTANDING

(MOU)

By and Between:

CENTOR INC.

AND

ACHAA MINING COMPANY LIMITED

This Memorandum entered this 24nd day of April in the year 2013.

Centor Inc. ("Centor") a USA (Nevada) company whose principal place of business is situate at 1801 Lee Road. Ste 265, Winter Park, FL 32789.

Achaa Mining Company Limited ("Achaa") a Ghanaian company whose address for the purpose of this MOU shall be as follows; P.O. Box 14403. Accra North.

BACKGROUND

WHEREAS; Achaa owns or controls the Achaa Mining Company Limited Reconnaissance license (the "License") in Ghana (see attachments); and

WHEREAS; Centor wants to evaluate the License for its economic mineral potential. However, before embarking on a full-scale exploration program under an opt on agreement (the "Agreement'') with Achaa, Centor first needs to execute a due diligence and reconnaissance program on the License.

NOW THEREFORE, in mutual consideration IT IS HEREBY AGREED that the following terms and condition shall form this Memorandum of Understanding.

a)	Centor offers to pay Achaa an amount of US$10,000 within five days of signing this MOU to hold an Option for purchasing the said Concession.

b)
The option period starts on the date this MOU is signed by Achaa, and has been returned to Centor. The option period ends 6 months after signing this MOU except under certain circumstances as detailed in paragraphs e and d.

c)
Within the option period, Centor shall execute a due diligence and reconnaissance program. which consists of (1) a study of available data on the License and (2) field work which Includes mapping, sampling, and an investigation of present and previous exploration and mining operations on the License.

d)	Within the option period, Achaa is to cooperate with Centor in all matters regarding the evaluation of the License. This includes but is not limited to:

(1) Achaa submitting to Centor in a timely manner, originals or copies of any documents (reports, maps, sample analysis data, etc.), which it has and/or which it can obtain and which pertain to the License and

(2) Achaa being responsible that Centor has unhindered access to all areas within the License for the purpose of its evaluation.

e)	Centor shall submit a signed Confidentiality Agreement with respect to information regarding the License submitted by Achaa in whatever manner before Achaa has returned the signed MOU.

f)	All expenses related to the evaluation of the License within the option period are for the account of Centor.

g)
Centor aims to complete the due diligence and reconnaissance program within the option period. However, if because of unanticipated reasons with the exclusion of those mentioned in paragraph e) Centor needs more time, both parties agree that an additional sum of US$2,000 be paid to Achaa and for that, the option period shall be extended by one month.

h)
If Centor's work is delayed or hampered not because of or with reference to paragraph f) but non-cooperation by Achaa, the option period shall be extended by the time lost without any extra cost to Centor, or - in case of extreme delays or work not being possible in significant areas of the License - Centor has the option to cancel this MOU without any obligations to Achaa.

i)	Within the option period, Centor shall decide whether or not to propose an Agreement to Achaa which must be mutually agreed by the parties.

j)
For a period, which consists of the option period and the time thereafter, until the moment that Center and Achaa have signed an Agreement or the moment that one of the parties has notified the other party that it will not sign an Agreement (the "exclusivity period"), Achaa can only make an Agreement regarding the License with Centor.

k)
If an Option Agreement is exercised by Centor, Achaa will be paid the sum of up to US$800,000 (Eight Hundred Thousand Dollars only) as purchase price for the Achaa Concession plus some percentage of its equity position in the investment asset, which will be mutually negotiated, by both parties after the option period, and included in the Option Agreement.

IN WITNESS WHEREOF, the Parties have caused this MOU to be duly executed by their authorized representatives.

Achaa Mining Co. Ltd. Authorized Representative	Centor Inc. Authorized Representative

Witness:	Witness: